SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2003

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in charter)

Delaware	0-20190	14-1673067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2165 Technology Drive, Schenectady, New York	12308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 346-7799

(Former name or former address, if changed since last report.)

Item 5.	Other Events.

     On November 17, 2003, the Board of Directors of Authentidate Holding Corp. (“Authentidate”) announced the employment of Mr. Peter R. Smith and his appointment as Authentidate’s Chief Operating Officer. A press release disclosing the appointment was released on November 17, 2003 and is filed as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

Item 7.	Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release issued by Authentidate Holding Corp. dated November 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2003	AUTHENTIDATE HOLDING CORP.
(Registrant)

By /s/ Dennis H. Bunt
Dennis H. Bunt
Chief Financial Officer